                                  EXHIBIT 10.9

                 FULL SERVICE FACILITY AND MANAGEMENT AGREEMENT

         THIS FULL SERVICE FACILITY AND MANAGEMENT AGREEMENT, entered into effective as of May 1 1996, is by and between MEDICAL DIAGNOSTIC IMAGING CENTER a Texas corporation ("FACILITY")and DOCTORS PRACTICE MANAGEMENT , INC., a Texas corporation ("COMPANY").

                                   WITNESSETH:

         WHEREAS, FACILITY is a duly incorporated and validly existing Texas corporation that is engaged in the business of providing Professional Technical Services, specifically including diagnostic imaging services, in Texas ("Professional Technical Services"); and

         WHEREAS, COMPANY is a duly incorporated and validly existing Texas corporation, qualified to do business in Texas, that is experienced in providing management and related items and services including, without limitation, capital, personnel, facilities and equipment to licensed health care personnel, professional associations, and other professional health care entities and individuals; and

         WHEREAS, FACILITY's employees and/or independent contractors provide professional diagnostic imaging services in Texas and desire and intend to continue to operate a technical component professional health care operation to provide Professional Technical Services and related health care services in facilities designed and equipped for such services,

         WHEREAS, FACILITY further desires and intends to provide Professional Technical Services and related health care services at various locations in the Houston, Texas Standard Metropolitan Statistical Area, as defined by the U.S. Department of Commerce, Bureau of the Census, including, without limitation, the provision of such services at 4135 Spencer Highway, , Pasadena, Texas 77504 (Used Premises");

         WHEREAS, FACILITY prefers to devote substantially all of its time to the practice of providing diagnostic imaging services and the delivery of medical services to its clients and, therefore, desires and intends to obtain such management, administrative, and business services as are reasonably necessary and appropriate for FACILITY to efficiently provide Professional Technical Services at the Leased Premises and other locations and Company desires to provide and is fully capable of providing all such management, administrative and business services; and

         WHEREAS, COMPANY desires to and is capable of making Leased Premises available to FACILITY and COMPANY desires to and is capable of providing the management, administrative, and business services necessary and appropriate for FACILITY'S provision of Professional Technical Services at the Leased Premises and other locations; and

         WHEREAS, FACILITY and COMPANY mutually desire an arrangement that:

(a) facilitates consistency of service, both in the medical care provided by FACILITY and in the administrative and business services provided by COMPANY;

(b)      facilitates effective utilization of FACILITY'S resources;

(c) facilitates appropriate staffing and scheduling of personnel for and by FACILITY, as the case may be;

(d) facilitates the management and administration of the day-to-day business operations of FACILITY;

(e) ensures that each party will receive the total revenue attributable to such party's services, capital investment, and business risks, and no portion of the revenue attributable to the services, capital investment, and business risks of the other party; and

(f) ensures that (1) FACILITY and licensed health care personnel employed by FACILITY shall (a) owe their first duty to their clients; and (b) preserve the confidential nature of the FACILITY-patient relationship; (2) FACILITY controls patient care in the medical and administrative procedures to be followed; and (3) that COMPANY does not commit any act constituting the practice of medicine or use any licensed health care practitioner's license to practice medicine all for the benefit of those seeking services as clients.

         NOW, THEREFORE, for and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and adequacy all of which are forever acknowledged and confessed, the parties hereto agree as follows:

Article I         DEFINITIONS.

         For the purposes of this Agreement, the following terms shall have the following meanings ascribed thereto, unless otherwise clearly required by the context in which such term is used.

         1.1 Agreement. The term "Agreement" shall mean this FULL SERVICE FACILITY AND MANAGEMENT AGREEMENT between FACILITY and COMPANY and any amendments hereto, as may from time to time be adopted, as hereinafter provided.

         1.2 Professional Technical Services. The term "Professional Technical Services" shall mean the Professional Technical Services, specifically including diagnostic imaging services, and related health care services provided by FACILITY.

         1.3 FACILITY. The term "FACILITY" shall mean MEDICAL DIAGNOSTIC IMAGING CENTER,., a Texas corporation.

         1.4 FACILITY'S Account. The term "FACILITY'S Account" shall mean the bank account of COMPANY established as described in Section 3.12 hereof.

         1.5 Facility. The term "Facility" shall mean the offices owned or leased by COMPANY where Professional Technical Services are provided by FACILITY.

         1.6 COMPANY. The term -"COMPANY" shall mean Doctors Practice Management, Inc..

         1.7 Management Fee. The term "Management Fee" shall mean COMPANY's compensation as described in Article V hereof.

         1.8      State. The term "State" shall mean the State of Texas.

         1.9 Term. The term "Term" shall mean the initial and any renewal periods of duration of this Agreement as described in Section 6.1 hereof.

         1.10 Location. The term "Location" shall mean the Facility(s) in the Houston, Texas, Standard Metropolitan Statistical area and such Facility(s) as may exist in the future.

ARTICLE II        APPOINTMENT AND AUTHORITY .

         2.1 Appointment. FACILITY hereby appoints COMPANY as its sole and exclusive agent for the management and administration of the business functions and services related to FACILITY'S provision of Professional Technical Services, and COMPANY hereby accepts such appointment, subject at all times to the provisions of this Agreement.

         2.2 Authority of COMPANY. Consistent with the provisions of this Agreement, COMPANY shall have the responsibility and commensurate authority to provide full service management services for FACILITY, including, without limitation, equipment, supplies, support services, personnel (but specifically excluding licensed medical personnel), marketing, billing and collection services, management, administration, financial record keeping and reporting, and other business office services as provided herein. COMPANY, subject to the ultimate control and direction of FACILITY, is hereby expressly authorized to provide all such services in any reasonable manner COMPANY deems appropriate to meet the day-to-day requirements of the business functions of FACILITY. To the extent practicable, COMPANY, at its discretion, shall perform some or all of the services specified hereunder for FACILITY.

         2.3 Authority of FACILITY. FACILITY, through licensed health care personnel, shall be solely responsible for and have sole and complete authority, supervision and control over the provision of Professional Technical Services and other related health care services performed for clients of FACILITY, and procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of licensed health care personnel retained by FACILITY, as FACILITY, in its sole discretion, deems appropriate and in accordance with all laws. FACILITY will have the ultimate authority in the hiring and termination of all Licensed clinical staff. FACILITY also has the right to request COMPANY to replace any COMPANY personnel assigned to the clinic. This Agreement shall in no way be construed to mean or suggest that COMPANY is engaged in the practice of medicine.

ARTICLE III       COVENANTS OF COMPANY.

         3.1 Leased Premises and Equipment. COMPANY shall, at COMPANY's expense, provide to FACILITY the Locations and all equipment that is deemed by the parties hereto to be reasonably necessary and appropriate for the provision of Professional Technical Services at the Locations.

         3.1.1 Retention of Title. FACILITY shall have access to and use of the Locations and all equipment located therein throughout the Term, provided, however, that title to the Locations and all equipment other than items placed in the Locations by FACILITY shall, at all times, be and remain in COMPANY, or if applicable, the entity from which COMPANY leases the Locations and/or equipment.

         3.1.2 Repair and Maintenance. COMPANY shall be responsible for the repair and maintenance of the Locations, and for the repair, maintenance, and replacement of all equipment located at the Locations, as well as other obligations under the Lease Agreement regarding the Locations comparable to the effective date hereof.

         3.1.3 Additional Equipment. Should FACILITY, from time to time during the Term request COMPANY to provide additional patient care equipment, office, or other equipment for use at the Locations or to replace used or obsolete equipment, COMPANY and FACILITY shall consult with each other on the matter. Should COMPANY be unwilling or unable to provide such requested equipment, FACILITY may acquire and maintain such equipment and title to same shall be and remain in FACILITY; provided, however, that COMPANY agrees to provide and maintain all equipment which is usual and customary in a facility similar to the Locations, throughout the Term hereof.

         3.1.4 Disclaimer of Warranty. COMPANY MAKES NO WARRANTY, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE LOCATIONS, PREMISES OR ANY EQUIPMENT PROVIDED BY COMPANY PURSUANT TO THIS AGREEMENT, AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.

         3.2 Utilities and Related Services. COMPANY shall, at COMPANY's expense arrange for and shall timely pay when due all charges relating to the provision of necessary electricity, gas, water, telephone, sewage, cleaning and decorating (interior and exterior), pest extermination, heating and air-conditioning maintenance, and similar services reasonably necessary and appropriate for the provision of Professional Technical Services at the Locations.

         3.3 Supplies. COMPANY shall obtain and provide, in its name and for its own account, all reasonable patient care, office, and other supplies, and shall ensure that the Leased Premises are at all times adequately stocked with such supplies as are reasonably necessary and appropriate for the provision of Professional Technical Services at the Leased Premises. Patient care supplies shall be provided in accordance with the specifications of FACILITY with respect to brand names, dosages, quantities and other specifications.

         3.4 Waste Disposal. COMPANY shall, at COMPANY's expense, arrange for the proper disposal of all medical and non-medical wastes generated by FACILITY. Such waste disposal shall include disposal of any bio-hazardous waste and any other medical waste that requires special disposal, provided that all Physicians and non-physician personnel employed by

FACILITY comply with all guidelines established by COMPANY for waste disposal. FACILITY shall at all times comply with guidelines set forth by COMPANY for all waste disposal, including the disposal of sharps, bio-hazardous waste and any other waste products. FACILITY shall also comply with any guidelines set forth by COMPANY with respect to the operation and maintenance of any equipment or other item that has environmental law implications.

         3.5 Support Services. COMPANY, at COMPANY's expense, shall arrange for the provision of all laundry, linen, printing, stationery, forms, postage, duplication or photocopying services, patient record transcribing services, and other similar support services as are reasonably necessary and appropriate for the provision of Professional Technical Services.

         3.6 Licenses and Permits. COMPANY shall, at COMPANY's expense and on behalf of and in the name of FACILITY, coordinate all development and planning processes, and apply for and use COMPANY's best efforts to obtain and maintain all federal, State and local licenses and regulatory permits required for or in connection with the operation of the Facility and the equipment (existing and future) located therein, other than those relating to the practice of medicine.

3.7      PERSONNEL.

         3.7.1 Provision of Company Personnel. COMPANY shall employ or otherwise retain, at COMPANY's expense, and shall be responsible for selecting, training, supervising, and terminating all management, administrative, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection, and other non-professional personnel as COMPANY deems reasonably necessary and appropriate for COMPANY's performance of its duties and obligations under this Agreement. COMPANY shall have the sole responsibility for determining the salaries and fringe benefits of personnel retained by COMPANY, for paying such salaries and providing such fringe benefits, or for withholding, as required by law, any sums of income tax, unemployment insurance, social security, or any other withholding pursuant to any applicable law or governmental requirement.

         3.7.2 Non-Exclusivity. In recognition of the fact that the personnel retained by COMPANY to provide services pursuant to this Agreement may from time to time perform services for others, this Agreement shall not prevent COMPANY from performing such services for others or restrict COMPANY from using its personnel to provide services to others, provided such activity does not cause any material detriment to FACILITY. In recognition of the professional obligations of FACILITY, FACILITY shall have the right and obligation to-retain, at FACILITY's expense, any additional professional or other personnel as FACILITY deems necessary or appropriate for the provision of health care services.

         3.7.3 Equal Employment Opportunity. COMPANY shall abide and provide assistance to FACILITY, and abide by any and all applicable federal and/or State equal employment opportunity statutes, rules, and regulations, including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, and the Occupational Safety and Health Act of 1970, all as may from time to time be modified or amended.

         3.7.4 Labor Reports. COMPANY shall appropriately prepare, maintain, and file all requisite reports and statements regarding income tax withholdings, unemployment insurance, social security, workers' compensation, equal employment opportunity, or other reports and statements required with respect to personnel provided by COMPANY or FACILITY pursuant to this Agreement.

         3.8 Consultants. COMPANY shall render such business and financial management, consultation, and advice as may from time-to-time be requested by FACILITY in connection with the business operations of FACILITY and FACILITY's provision of Professional Technical Services. In addition, COMPANY shall make available to FACILITY, for consultation and advice, to the extent available and as reasonably necessary, COMPANY's specialists in such areas as accounting, auditing, budgeting, medical practice management, finance, law, government programs, housekeeping, insurance, management development, patient records, nursing, recruitment, quality assurance, systems and procedures, and third party reimbursement.

         3.9 Contract Negotiations. Upon the request of FACILITY, COMPANY shall advise with respect to and negotiate on FACILITY's behalf, all contractual arrangements with third parties as are reasonably necessary and appropriate for FACILITY's provision of Professional Technical Services, including, without limitation, negotiated price agreements with third party payors, managed care providers, or the purchasers of group health care services.

         3.10 Marketing. In accordance with applicable law and ethical standards and restrictions, COMPANY shall establish and implement a marketing and public relations program promoting FACILITY'S provision of Professional Technical Services to the general public and to other health care professionals and suppliers. In connection with such marketing program and in accordance with applicable law and ethical standards and restrictions, COMPANY shall establish signs on or about the Facility identifying the operations of the Facility and the provision of Professional Technical Services therein. COMPANY shall implement all marketing programs at the direction of FACILITY.

         3.11 License to Use Trade names and Trademarks of COMPANY. COMPANY, at some time in the future may grant to FACILITY, but only subject to the terms and conditions of this Agreement, a license to use certain names in connection with the provision of Professional Technical Services in combination with such color schemes, patterns, appearances, characteristics and words as are specifically approved by COMPANY. FACILITY'S use of any trademarks, trade names, service marks, insignia, slogans, emblems, symbols, designs or other identifying characteristics owned by or associated with COMPANY or any of its subsidiaries or affiliates (collectively, "COMPANY MARKS") shall be subject to the prior written approval of COMPANY. FACILITY acknowledges that such names and COMPANY Marks have acquired a secondary meaning in connection with COMPANY's operations. FACILITY may also apply to COMPANY for permission to use any other COMPANY Marks which permission may or may not be granted in the absolute discretion of COMPANY. The use of any COMPANY Marks in any signs, advertising or any promotional material shall be subject to the prior approval of COMPANY.

         The restrictions imposed hereunder shall extend to all other COMPANY Marks licensed to FACILITY by COMPANY. Except as specifically authorized by this Agreement, FACILITY will not use COMPANY Marks nor use, imitate or infringe upon any of the foregoing in whole or in part. On the termination of this Agreement for whatever cause, including COMPANY's breach, FACILITY shall forthwith, at its expense, make whatever changes may be necessary in any signs, advertising and promotional material in order to comply with the provisions of this Section and cease using the name and any COMPANY Marks. FACILITY's covenants under this Section are unconditional and in no way dependent upon the performance of COMPANY of any of its agreements hereunder.

         FACILITY will always acknowledge and recognize both before and after the expiration of this Agreement the exclusive right of COMPANY to use or to grant to others the right or license to use, whether separately or as a part of or in connection with other words, any COMPANY Mark. If FACILITY utilizes any COMPANY Mark, FACILITY shall take all actions which are necessary to maintain COMPANY's good will and reputation or cease utilizing, at COMPANY's demand, the name and any and all COMPANY Marks.

         3.12 Billing and Collection. On behalf of FACILITY and for the purpose depositing all receipts arising from FACILITY's patient activities, COMPANY shall maintain the FACILITY'S account.. Such account will Such FACILITY'S account will be under the COMPANY FEIN . COMPANY shall establish and maintain credit and billing and collection policies and procedures, and shall use COMPANY's best efforts to timely bill and collect all professional and other fees for all billable Professional Technical Services provided by FACILITY; it being understood, however that FACILITY, in his sole discretion, shall establish the fees for all billable Professional Technical Services provided by FACILITY. FACILITY shall timely advise COMPANY of any changes in FACILITY'S fee schedule to permit COMPANY to implement such changes. In connection with this Section
3.12 and throughout the Term, FACILITY hereby grants a special power of attorney to and appoints COMPANY as FACILITY's true and lawful agent and attorney-in-fact, and COMPANY hereby accepts such special power of attorney and appointment, for the following purposes:

         3.12.1 To bill FACILITY'S clients, in FACILITY'S name and on FACILITY'S behalf, for billable Professional Technical Services provided by FACILITY.

         3.12.2 To bill, in FACILITY'S name and on FACILITY'S behalf, all claims for reimbursement or indemnification from Blue Shield/Blue Cross, Medicare, Medicaid and all other third party payors for covered billable Professional Technical Services provided by FACILITY.

         3.12.3 To collect and receive, in FACILITY'S name and on FACILITY'S behalf, all accounts receivable generated by such billings and claims for reimbursement or indemnification, and to deposit all amounts collected in the FACILITY'S Account, which account shall be and remain in COMPANY'S name. In connection herewith, FACILITY covenants to transfer and deliver to COMPANY all funds received by FACILITY from clients or third party payors for Professional Technical Services. Upon receipt by COMPANY of any funds from clients or third party payors or from FACILITY pursuant hereto for Professional Technical Services, COMPANY shall deposit same into the FACILITY'S Account.

         3.12.4 To take custody of, endorse in the name of FACILITY, and deposit into the FACILITY'S Account any notes, checks, money orders, insurance payments, and any other instruments received in payment of the accounts receivable for Professional Technical Services.

         Upon request of COMPANY, FACILITY shall execute and deliver to COMPANY or the financial institution wherein the FACILITY'S Account is maintained, such additional documents or instruments as may be reasonably necessary to evidence or effect the special power of attorney granted to COMPANY by FACILITY and the conditions pursuant to this Section 3. 11 or pursuant to Section 3.12 hereof.

         3.13 FACILITY'S Account. COMPANY shall operate the FACILITY'S Account for the purpose's stated herein. In connection herewith and throughout the Term, FACILITY hereby appoints COMPANY as FACILITY'S true and lawful agent and attorney-in-fact, and grants COMPANY a special power of attorney and COMPANY hereby accepts such special power of attorney and appointment, to deposit in the FACILITY'S Account all funds, fees, and revenues generated from the provision of Professional Technical Services and collected by COMPANY, and to make withdrawals and sign checks for disbursements from the FACILITY'S Account solely for the purpose of withdrawing the Collected Revenues to be applied to the Management Fee and FACILITY's Expenses. FACILITY shall execute any and all additional documents required by the bank where the FACILITY'S Account is held to effectuate the power of attorney and conditions of the account granted herein. Notwithstanding the limited power of attorney granted to COMPANY hereunder. COMPANY shall furnish to FACILITY, on a monthly basis, its normal Cash Receipts and Disbursements Report.


3.14     FISCAL MATTERS.

         3.14.1 Accounting and Financial Records. COMPANY shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of records and books of account relating to the provision of Professional Technical Services at the Leased Premises, all of which shall be prepared and maintained in accordance with generally accepted accounting principles consistently applied on a cash basis. COMPANY shall prepare and deliver to FACILITY, within ninety (90) days of the end of each fiscal year of FACILITY, a balance sheet, a profit and loss statement, and a statement of changes in cash flow reflecting the financial status of the provision of Professional Technical Services as of the end of such prior fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles. COMPANY shall also prepare and deliver to FACILITY unaudited-audited, monthly financial statements for management purposes only. Additionally, COMPANY shall prepare and deliver to FACILITY such other financial statements or records as COMPANY may from time to time deem appropriate or FACILITY may reasonably from time-to-time request.

         3.14.3 Access. FACILITY shall have the right at all reasonable times during normal business hours to audit, examine, and make copies of books of account maintained by COMPANY pursuant to this Agreement. COMPANY shall maintain such records for FACILITY's access upon request for a period of four (4) years following the Term hereof.

3.15     REPORTS AND RECORDS.

         3.15.1 Patient Records. COMPANY shall establish, monitor, and maintain procedures and policies for the timely filing and maintenance of all patient records generated by FACILITY in connection with FACILITY'S provision of Professional Technical Services. All patient records shall be treated in accordance with all applicable State and federal laws relating to the confidentiality of patient records. All patient records shall be the property of, maintained by, and in the custody of FACILITY, but FACILITY expressly agrees that COMPANY shall have access to such patient records, at all reasonable times during normal business hours, to the extent necessary for COMPANY to fulfill its obligations under this Agreement and that COMPANY, to the extent lawfully permitted, shall have access to such patient records, for the purpose of making necessary copies, in the event this Agreement is terminated. COMPANY shall maintain the confidentiality of all patient records in accordance with all applicable laws and shall establish written policies and procedures for such which are to be approved by FACILITY for the protection of confidential information.

         3.15.2 Other Management Reports and Records. COMPANY shall timely create, prepare, and file such additional reports and records as are reasonably necessary and appropriate hereunder, and shall analyze and interpret such reports and records upon FACILITY's request.

         3.16 Legal Actions. As requested by FACILITY, COMPANY shall advise and assist FACILITY in instituting or defending, in the name of FACILITY, all legal actions or proceedings by or against third parties arising out of FACILITY'S provision of Patient Care Service, including, without limitation, those actions to collect fees for billable Professional Technical Services or other billable services provided to clients by FACILITY, and those actions necessary for the protection and continued operation of FACILITY. Both parties shall agree in advance upon the selection of counsel.

         3.17 Indemnification by COMPANY. FACILITY, its officers, its employees, and its agents will incur no liability in connection with the conduct of COMPANY prior to the effective date of this Agreement. Accordingly, COMPANY shall and hereby does indemnify, hold harmless, and agrees to defend FACILITY and its officers, employees, and agents from and against any claims, obligations, demands, causes of action, losses, liabilities, damages, costs and expenses, including reasonable attorney's fees (collectively " Claims ") arising out of or connected with the conduct of COMPANY prior to the effective date of this Agreement.

         FACILITY shall not, by entering into this Agreement and performing hereunder, assume or become liable for any of the existing or future Claims made against COMPANY. COMPANY shall and hereby does indemnify, hold harmless, and agrees to defend FACILITY, its officers, employees, and agents, from and against any Claims arising out of or connected with the negligence or fault of COMPANY, its employees, agents, contractors or COMPANY's performance of its obligations within its scope of responsibility hereunder.

         If any Claim shall arise hereunder FACILITY shall give prompt written notice of such Claim to COMPANY; except that any delay or failure of notice shall not relieve COMPANY of the obligations hereunder except to the extent such delay has materially prejudiced COMPANY.

ARTICLE IV        COVENANTS OF FACILITY.

         4.1 Organization/Operation. FACILITY, is a Texas corporation created under Texas law and shall at all times during the Term (i) be and remain legally organized to provide Professional Technical Services in a manner consistent with all State and federal laws; (ii) be duly authorized to conduct business in the State of Texas; and (iii) have and maintain a physician to provide Professional Technical Services in the Leased Premises and all other locations of FACILITY who shall (a) hold a valid and unlimited license to provide FACILITY services in the State of Texas , and (b) be engaged principally in the provision of Professional Technical Services at each such location.

         4.2 Professional Personnel of FACILITY. FACILITY shall employ, at FACILITY's expense, all licensed health care personnel, including physicians, nurses, vocational nurses and physician assistants, as FACILITY deems reasonably necessary and appropriate for FACILITY's operation of his practice and provision of Professional Technical Services each of whom shall be subject to the applicable provisions of this Agreement (collectively, "Professional Personnel"). FACILITY shall have the sole responsibility for paying the salaries and fringe benefits of all such personnel, and the sole responsibility to withhold, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any applicable law or governmental requirements (collectively, "Professional Compensation"). COMPANY shall, in the name of and on behalf of FACILITY, establish and administer (out of funds available in the FACILITY'S Account) the compensation with respect to, such professional personnel and, on behalf of FACILITY and out of funds available in the FACILITY'S Account, ensure that proper tax withholdings from such compensation are made and timely remitted to the appropriate governmental entities.

         During the term of this Agreement and any extension hereof, plus two
(2) years thereafter, neither FACILITY nor any employee, agent, partner, shareholder, director, officer, affiliate or any entity with any beneficial interest or any control interest in FACILITY, either directly or indirectly, for himself or herself, or on behalf of or in conjunction with any other person, persons, partnership, associations or corporations shall (a) divert or attempt to divert any business of, or any clients of FACILITY to or interest in any other competitive establishment that is located within a Ten (10) mile radius of any Location,.

         FACILITY shall continuously and uninterruptedly, during the term hereof, during all business hours and on such days as businesses of like nature in the area are open for business, provide services in a manner calculated to produce the maximum volume of revenue which is consistent with the professional obligation of FACILITY and in the best interest of FACILITY's clients. FACILITY shall cause the work load, patient load for each of its Professional Personnel to remain substantially the same as their historical practice during the immediate past three (3) years.

         During the Term hereof and for a period of five (5) years thereafter, except as may be required by law, FACILITY and its employees, agents, directors, officers, shareholders and partners shall not disclose, communicate or disclose to, or use for the direct or indirect benefit of any other person or entity any confidential information regarding COMPANY's business methods, business policies, procedures, techniques, or trade secrets or other knowledge or processes developed by COMPANY or any other confidential information relating to or dealing with the business operations or activities of COMPANY, made known to FACILITY or learned or acquired by FACILITY hereunder.

         If any restriction contained in this Section 4.3 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions set forth herein shall be enforced independently of each other.

         4.4 FACILITY'S Insurance. FACILITY shall provide, obtain, and maintain throughout the Term appropriate workers' compensation insurance coverage for FACILITY'S employed personnel and shall carry professional liability insurance covering FACILITY and all of FACILITY'S physician Professional Personnel in the minimum amount of Three Hundred Thousand Dollars ($ _00,000) for each occurrence and Five Hundred Thousand Dollars ($ 500,000) annual aggregate, and such amounts as may be reasonable for all other Professional Personnel (collectively, "Professional Insurance"). Such professional insurance policy or policies maintained by FACILITY shall include COMPANY as additional insured, if permitted by the insurer. FACILITY shall provide to COMPANY a certificate of insurance evidencing such coverage on an annual basis. The insurance policy or policies shall provide for at least thirty
(30) days advance written notice to FACILITY from the insurer as to any alteration of coverage, cancellation, or proposed cancellation of coverage for any cause. The certificate of insurance shall require such notice to also be given to COMPANY. FACILITY shall notify COMPANY of all legal actions or proceedings instituted by or against FACILITY arising out of or related to FACILITY'S operation of a medical practice.

         4.5 Indemnification by FACILITY. COMPANY, its officers, its employees, and its agents will incur no liability in connection with the conduct of FACILITY prior to the effective date of this Agreement. Accordingly, FACILITY shall and hereby does indemnify, hold harmless, and agrees to defend COMPANY and its officers, employees, and agents from and against any claims, obligations, demands, causes of action, losses, liabilities, damages, costs and expenses, including reasonable attorney's fees (collectively "CLAIMS") arising out of or connected with the conduct of FACILITY prior to the effective date of this Agreement.

         COMPANY shall not, by entering into this Agreement and performing hereunder, assume or become liable for any of existing or future Claims made against FACILITY. FACILITY shall and hereby does indemnify, hold harmless, and agrees to defend COMPANY, its officers, employees, and agents, from and against any Claims arising out of or connected with the negligence or fault of FACILITY, its employees, agents, contractors or FACILITY's performance of its obligations hereunder.

         If any Claim shall arise hereunder COMPANY shall give prompt written notice of such Claim to FACILITY; except that any delay or failure of notice shall not relieve FACILITY of the obligations hereunder except to the extent such delay has materially prejudiced FACILITY.

         4.6 FACILITY's Expenses. FACILITY shall be solely responsible and obligated to pay only the reasonable Professional Compensation including the compensation benefits and employer costs associated with all Physicians and other licensed health care employees, and Professional Insurance expenses associated with the Professional Personnel including malpractice and general liability, retained by FACILITY in addition to such other expenses as may be mutually agreed to by the parties hereto (collectively, "FACILITY's Expenses").

         4.7 Equipment. FACILITY hereby represents and warrants that sufficient equipment currently exists at each Location as may be required to provide Professional Technical Services of the type and volume currently provided by FACILITY as of the effective date of this Agreement and will treat same with appropriate care.


ARTICLE V         MANAGEMENT FEE.

         5.1 Amount of Management Fee. FACILITY and COMPANY mutually recognize and acknowledge that COMPANY will incur substantial costs in arranging for FACILITY's use of the Locations and in providing the equipment, support services, personnel, marketing, office space, management, administration, and other items and services that are subject matter of this Agreement. FACILITY and COMPANY further recognize that certain of such costs and expenses can vary to a considerable degree, according to the extent of FACILITY's business and services. Furthermore, FACILITY and COMPANY agree that it will be impracticable to ascertain and segregate all of the exact costs and expenses that will be incurred by COMPANY from time to time in performance of his obligations under this Agreement. However, it is the intent of the parties that the fees paid to COMPANY be reasonable and approximate its costs and expenses, plus a reasonable return, considering the investment and risk taken by COMPANY and the value of the services provided by COMPANY. FACILITY agrees to pay a Management Fee to COMPANY in an amount equal to Sixty Five percent of annual collected revenue. Annual revenue is hereinafter defined as the twelve month period commencing with the effective date of this agreement.

         For purposes hereof, "Revenues Collected" shall be defined as an amount equal to the total of any moneys received from clients, and/or third-party payors and deposited in the FACILITY's account, less any refunds, during any given twelve month or agreement anniversary date..

         Either party, not more than Twelve times in any twelve month period, upon giving notice to the other party hereto shall have the right to inspect the records of FACILITY to ascertain and audit Revenues Collected, FACILITY's Expenses, and COMPANY's Expenses, subject to patient confidentiality laws. If the audit or examination discloses that the Management Fee was incorrectly computed or any expense improperly classified, the parties shall within twenty
(20) days of such determination reconcile the difference by a cash payment to the applicable party. In all events, a reconciliation of the preceding year shall occur following the preparation of annual financial statements.

         5.2 Payment of Management Fee. The Management Fee shall be payable to COMPANY on a monthly basis for each month during the Term of this agreement.

         Payment of the Management Fee is not intended to be, and shall not be, interpreted or applied as permitting COMPANY to share in FACILITY's fees for Professional Technical Services or any other services, but is acknowledged as the parties' negotiated agreement as to the reasonable, fair market value of the equipment, support, services, personnel, marketing, office space, management, administration, and other items and services furnished by COMPANY pursuant to this Agreement, considering the nature and volume of the services required and the risks assumed by COMPANY.

ARTICLE VI        TERM AND TERMINATION.

         6.1 Initial and Renewal Terms. This Agreement shall be effective as of May 1, 1996 for a period of Fifteen (15) years therefrom.

         6.2 Termination. This Agreement may be terminated upon the first to occur of any of the following events:

         6.2.1 Termination by Agreement. In the event FACILITY and COMPANY shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

         6.2.2 Damages or Condemnation of Premises. In the event the Leased Premises are totally or substantially destroyed by fire, explosion, flood, windstorm, hail, earthquake, or other casualty or act of God, and the owner landlord of the Leased Premises decides not to repair or rebuild the Leased Premises, or in the event all or a substantial portion of the Leased Premises and the Facility are taken or are to be taken by condemnation or eminent domain proceeding, then either party may by written notice (sent within thirty (30) days of such event) to the other terminate this Agreement if suitable alternative premises cannot be secured within sixty (60) days. In the event the owner/landlord of the Leased Premises decides to repair or rebuild the Leased Premises to their original size and condition, the Management Fee and the duties and obligations of COMPANY and FACILITY hereunder shall abate until such time as the Leased Premises are suitable for COMPANY and FACILITY to resume their respective duties and obligations hereunder.

         6.2.3 Bankruptcy. In the event that either party becomes insolvent, or if any petition under federal or State law pertaining to bankruptcy or insolvency or for a reorganization or arrangement or other relief from creditors shall be filed by or against either party, or if any assignment, trust, mortgage, or other transfer shall be made of all or a substantial part of the property of either party, or if either party shall make or offer a composition in its debts with its creditors, or if a receiver, trustee, or similar officer or creditor's committee shall be appointed to take charge of any property of or to operate or wind up the affairs of either party, then the other party may by written notice immediately terminate this Agreement.

         6.2.4 Specific FACILITY Breaches. At COMPANY's option, in the event of (i) FACILITY or any employee or retained independent contractor of FACILITY shall fail by omission or commission in any substantial manner to provide Professional Technical Services in a competent manner, (ii) FACILITY shall fail to meet any of the qualifications set forth in Section 4.1 hereof, (iv), then COMPANY may by written notice to FACILITY immediately terminate this Agreement.

         6.2.6 COMPANY Breaches. At FACILITY's option, in the event COMPANY fails to make timely payments of the obligations it has undertaken, (ii) fails or refuses to account to FACILITY for collection on amounts for services rendered, or (iii) is in default of any material obligations having an impact upon FACILITY, then FACILITY may by written notice to COMPANY terminate this Agreement if COMPANY has failed to cure such default within thirty (30) days of FACILITY's written notice of such violation, provided if such breach cannot by its nature be reasonably cured within thirty (30) days then COMPANY shall have such time as may be reasonable to cure the breach.

         6.2.8 Default. In the event either party shall give written notice to the other that such other party has substantially defaulted in the performance of any material duty or material obligation imposed upon it by this Agreement, and such default shall not have been cured within thirty (30) days following the giving of such written notice, the party giving such written notice shall have the right to immediately terminate this Agreement unless the defaulting party shall, within said thirty (30) day period, have made a good faith effort to initiate corrective action and it is contemplated that such corrective action will be completed within the following (30) day period.

         6.3 Effects of Termination. Upon termination of this Agreement, as herein above provided, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, and (ii) obligations, promises, or covenants set forth herein or in those collateral agreements of even date herewith that are expressly made to extend beyond the Term, including, without limitation, indemnities, non-compete and fees which provisions shall survive the expiration or termination of this Agreement.

         In the event of termination all outstanding loans , interest and management fees will be due and payable by FACILITY prior to but no later than effective cancellation date.

         6.4 Continued Professional Technical Services. Following any notice of termination hereunder, whether given by COMPANY or FACILITY, FACILITY and COMPANY will fully cooperate with each other in all matters relating to the performance or discontinuance of Professional Technical Services, as appropriate, at the Locations by FACILITY and the orderly transition of clients.

ARTICLE VII       MISCELLANEOUS.

         7.1 Exhibits, Schedules and Other Instruments. As used herein, the expression "this Agreement" means the body of this Agreement and all exhibits, certificates, and schedules; and the expressions " herein, " " hereof, " and " hereunder " and other words of similar import refer to this Agreement and such exhibits, certificates, and schedules as a whole and not to a particular part or subdivision thereof unless otherwise clearly indicated.

         7.2 Independent Relationship. It is mutually understood and agreed that FACILITY and COMPANY, in performing their respective duties and obligations under this Agreement, are at all times acting and performing as independent contractors with respect to each other, and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship or a joint venture relationship, 6r to allow COMPANY to exercise control or direction of any nature, kind, or description over the manner. or method by which FACILITY performs Professional Technical Services.

         7.3 Notices. Any notice, demand, or communication required, permitted, or desired to be given shall be deemed effectively given (i) when personally delivered, (ii) upon receipt when delivered by telephonic document transfer, (iii) three (3) business days next following the day the notice is, mailed by prepaid certified mail, return receipt requested, or (iv) the next business day following deposit with a reputable overnight courier, addressed as follows:

FACILITY          Medical Diagnostic Imaging Center
                  4135 Spencer Highway
                  Pasadena, Texas 77504


COMPANY:          DOCTORS Practice Management, Inc.
                  Chiu Chan, CEO
                  4301 A Vista
                  Pasadena, Texas 77504

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given in accordance with the provisions hereof, shall be deemed to be receipt of the notice sent.

         7.4 Legal Fees and Costs. In the event either party brings any action for relief against the other, declaratory or otherwise, arising out of this Agreement (including actions to enforce and interpret this Agreement), the losing party shall pay to the prevailing party, in addition to any other relief to which such party shall be entitled, a reasonable sum for attorneys fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment, in addition to any other relief to which such party shall be entitled.

         7.5 Choice of Law and Venue. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE INTERPRETED, CONSTRUED, ENFORCED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THAT THE COURTS OF THAT STATE IN THE COUNTY OF HARRIS, AND THE UNITED STATES DISTRICT COURT FOR SOUTHERN DISTRICT OF TEXAS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE FOR ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH, OR BY REASON OF

THIS AGREEMENT.  SELLER HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS.

         7.6 Assignment. Except as provided above, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns; provided, however, that FACILITY shall not assign, transfer or pledge his rights and obligations under this Agreement or collaterally assign or hypothecate this agreement without the prior written consent of COMPANY. COMPANY shall have the right to
(i) assign its rights and obligations hereunder to any affiliated third party and (ii) collaterally assign its interest in this Agreement and its right to collect Management Fees hereunder to any financial institution or other third party without the consent of FACILITY. COMPANY must provide ten days prior written notice to FACILITY prior to assigning this Agreement .

         7.7 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         7.8 Enforcement. All claims and disputes relating to this Agreement shall be subject to confidential arbitration in accordance with the National Health Lawyers Association Alternative Dispute Resolution Rules of Procedure for Arbitration then obtaining and with individuals knowledgeable of the medical industry serving as arbitrators. Written notice of demand for arbitration shall be filed with the other party to the Agreement and with the National Health Lawyers Association in Washington, D.C., within a reasonable time after the dispute has arisen. In the event either party resorts to legal action to enforce the arbitration results or any other provision of this Agreement, the prevailing party shall be entitled to recover the costs of such action so incurred, including, without limitation, reasonable attorneys' fees.

         7.9 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. The term "person" when used herein shall mean an individual, partnership, joint venture, corporation, trust, government entity, and association.

         7.10 Additional Assurances. Except as may be herein specifically provided to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting party may deem necessary to effectuate this Agreement.

         7.11 Consents, Approvals, and Exercise of Discretion. Except as may be herein specifically provided to the contrary, whenever this Agreement-requires any consent or approval to be given by either party, or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and such discretion shall be reasonably exercised in good faith.

         7.12 Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party.

         7.13 Severability. In the event any provisions of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, if the extent of such invalidity, illegality or unenforceability does not destroy the basis of the bargain herein such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms as if such provisions had not been included, or had been modified as provided below, as the case may be. To carry out the intent of the parties hereto as fully as possible, the invalid, illegal or unenforceable provision(s), if possible, shall be deemed modified to the extent necessary and possible to render such provision(s) valid and enforceable. In the event this Agreement cannot be modified to the satisfaction of the parties hereto, then either party may terminate this Agreement upon ten (10) days written notice.

         7.14 Divisions and Heading-s. The division of this Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith are solely for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

         7.15 Amendments and Agreement Execution. This Agreement and amendments thereto shall be in writing and executed in multiple copies on behalf of FACILITY by its duly authorized representative and on behalf of COMPANY by its duly authorized representative. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         7.16 Time of Essence. Time shall be of the essence with respect to this Agreement.

         7.17 Entire Agreement/Amendment. This Agreement and collateral agreements of even date herewith supersede all previous agreements (written or oral), and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute one instrument. It shall not be necessary that the signatures of all of the parties appear on each counterpart; it shall be sufficient that the signature of each party appear on one or more counterparts.

         7.18 Rules of Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits, certificates and schedules hereto. The term " include " or " including " shall mean without limitation by reason of enumeration. All references in this Agreement to Dollars or monetary payment shall be deemed to refer to U.S. Dollars.

         7.19 Reproduced Copies of Documents. This Agreement and all documents relating hereto other than promissory notes, including without limitation, (a) consents, waivers, and modifications which may hereinafter be executed, (b) documents received by any party at the Closing, (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any means or process including electronic or mechanical means. Any reproduction shall be admissible into evidence as the original itself in any Litigation without regard to whether the original is in existence. If a party signs this Agreement and then transmits an electronic facsimile of the signature page the recipient may rely upon the electronic facsimile as a signed original of this Agreement without modification or change unless same is noted thereon.

         7.20 Third Parties. None of the provisions of this Agreement shall be for the benefit of third parties or enforceable by any third party except as otherwise contained herein. Any agreement to pay an amount and any assumption of a liability herein contained, expressed or implied, shall only be for the BENEFIT of the parties hereto and such agreement or assumption shall not inure to the benefit of the any third party, including an obligee.


IN WITNESS WHEREOF, FACILITY and COMPANY have executed this Agreement in multiple originals as of the date written above.





FACILITY:

MEDICAL DIAGNOSTIC IMAGING CENTER


By:      /s/   Ringo Cheng
    -------------------------------

COMPANY:
DOCTORS PRACTICE MANAGEMENT, INC.


By:     /s/     Chiu Chan
    -------------------------------
          Chiu Chan, President